
                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands, except per share amounts)


                                                                     Thirteen Weeks Ended                Twenty-Six Weeks Ended
                                                               July 1, 2000       July 3, 1999       July 1, 2000      July 3, 1999
                                                               --------------     --------------    ---------------    -------------
                                                                         (Unaudited)
Basic
    Weighted-average number of shares
     outstanding                                                      39,672             39,362             39,577            39,259
                                                               ==============     ==============    ===============     ============
    Net income applicable to common shares                            $6,947             $5,103            $12,002            $8,698
                                                               ==============     ==============    ===============     ============
    Per share amounts
        Net income per share                                           $0.18              $0.13              $0.30             $0.22
                                                               ==============     ==============    ===============     ============
Diluted
    Basic weighted-average number of shares
       outstanding                                                    39,672             39,362             39,577            39,259
    Effect of outstanding stock options and
       deferred stock grants                                             949              1,712                189             1,709
                                                               --------------     --------------    ---------------     ------------
    Diluted weighted-average number of shares
       outstanding                                                    40,621             41,074             39,766            40,968
                                                               ==============     ==============    ===============     ============
    Net income applicable to common shares                            $6,947             $5,103            $12,002            $8,698
                                                               ==============     ==============    ===============     ============
    Per share amounts
        Net income per share                                           $0.17              $0.12              $0.30             $0.21
                                                               ==============     ==============    ===============     ============


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